EXHIBIT 10.23

Dr. Robert Burford

President

American Clinical Research Consultants Inc.

PO Box 7299

Wilton, CT 06897-7299

November 10, 1999

Dear Dr. Burford:

On behalf of the Board and management of Axonyx, I am delighted to memorialize the substance of your recent conversations with Dr. Hausman, concerning your employment by Axonyx:

1.               You will be employed commencing on the date of your countersigning this letter as Vice-President, Product Development of Axonyx Inc.

2.               Your salary compensation will be $100,000 per annum until either August 1, 2000, or September 1, 2000 (the appropriate date to be agreed to by the end of July, in accordance with your discussions with Dr. Hausman), after which it will be $150,000 per annum.

3.               Your equity compensation will total options for 100,000 shares under the company’s Employee Stock Option Plan at an exercise price of the average of the bid and ask price on the commencement date of your employment.(1)

4.               Options for 12,500 shares will vest on the commencement date of your employment.  The remaining options will vest thereafter as follows:

-12,500 will vest on August 31, 2000

-25,000 will vest on August 31, 2001

-25,000 will vest on August 31, 2002

-25,000 will vest on August 31, 2003.

5.               The Company will provide you with $1,250 per month for your office in Wilton, Connecticut where you will perform your duties, including computer management of Axonyx central files related to product development.

6.               You will receive health benefits under the Company’s health plan.

(1) This grant shall be exclusive of any Options granted under your current arrangement with Axonyx.

7.               You will be reimbursed for all pre-approved reasonable business related expenses.

If you have any questions or comments about the foregoing, please do not hesitate to contact Dr. Hausman or me.  We look forward to the continuation of our fruitful and productive relationship.

Sincerely,

/s/ Michael Strage
Michael Strage
Vice-President Chief Administrative Officer

Agreed to and accepted:

By:
Dr. Robert Burford

Date:

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